Exhibit 99.1

VIRTU FINANCIAL, INC. ANNOUNCES PROPOSED

SENIOR FIRST LIEN NOTES OFFERING

NEW YORK, NY, June 26, 2019 — Virtu Financial, Inc. (NASDAQ: VIRT) (the “Company” or “Virtu”) today announced that its subsidiaries, VFH Parent LLC and Orchestra Co-Issuer, Inc. (together, the “Issuers”), intend to offer $525.0 million (the “Offering”) aggregate principal amount of senior secured first lien notes due 2026 (the “Notes”).  The Notes, together with cash on hand, will be used to redeem the Issuers’ senior secured second lien notes due 2022 (the “Existing Notes”).

The Issuers also delivered a Conditional Notice of Redemption to holders of their outstanding Existing Notes, which provides for the redemption (the “Redemption”) by the Issuers of all outstanding Existing Notes on July 26, 2019, subject to, among other things, the Issuers or their affiliates consummating a debt financing transaction in an amount of at least $525.0 million (the “Debt Financing”) and the Issuers having received funds in connection with the Debt Financing, together with cash on hand, sufficient to repurchase the Existing Notes. The redemption price will be 103.375% of the principal amount of the Existing Notes and accrued and unpaid interest to the redemption date (subject to the rights of holder of the Existing Notes on a record date to receive interest due on the relevant interest payment date).

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The issuance and sale of the Notes have not been registered under the Securities Act, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities referred to herein, nor shall there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, as well as uncertainties relating to the consummation and timing of the Offering and the Redemption. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

About Virtu Financial, Inc.:

Virtu is a leading provider of financial services and products that leverages cutting-edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to its clients. Leveraging its global market making expertise and infrastructure, Virtu provides a robust product suite including offerings in execution, liquidity sourcing, analytics and broker-neutral, multi-dealer platforms in workflow technology.  Virtu’s product offerings allow clients to trade on hundreds of venues across 50+ countries and in multiple asset classes, including global equities, ETFs, foreign exchange, futures, fixed income and myriad other commodities.  In addition, Virtu’s integrated, multi-asset analytics platform provides a range of pre and post-trade services, data products and compliance tools that clients rely upon to invest, trade and manage risk across global markets.

Contact:

Investor Relations Contact:

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations
media@virtu.com

(202) 256-3001